Exhibit 10.2

PURCHASE COMMITMENT

Commitment Number:	1
Effective Date:	March 23, 2026
Commitment Period:	March 23, 2026_ to June 30, 2026_
Commitment Amount:	$ 15,000,000

This PURCHASE COMMITMENT is entered into as of the Effective Date set forth above by ZIPPY LOANS, LLC, a Delaware Limited Liability Company, as seller (the “Seller”), and ETHZilla Modular Mortgage LLC, a Florida limited liability company, as Purchaser (the “Purchaser”). Reference is hereby made to the Master Loan Purchase Agreement (the “Purchase Agreement”), with an Effective Date of March 23, 2026, among the Purchaser and the Seller.

All capitalized terms used herein without definition shall have the meanings ascribed thereto in the Purchase Agreement.

1. Commitment to Purchase Loans. During the period as identified above as the Commitment Period, Purchaser commits to purchase Loans from Seller up to the Commitment Amount as set forth above, and Seller commits, on a reasonable best efforts basis, to originate and sell Loans in conformance with the minimum Eligibility Criteria attached as schedule hereto during such Commitment Period.

The purchase by Purchaser from Seller of the Loans for such Commitment Period is expected to occur on each Transfer Date as set forth in the related Assignment and Conveyance Agreement, and each Transfer Date shall occur during the Commitment Period set forth above.

Each Loan being sold by Seller and purchased by Purchaser for such Commitment Period shall have a Base Purchase Price as set forth in the Purchase Agreement.

2. Eligibility Criteria. As of the related Transfer Date, the characteristics of each Loan being sold pursuant to this Purchase Commitment, the related Assignment and Conveyance Agreement and the Purchase Agreement shall satisfy the minimum Eligibility Criteria attached as schedule hereto and shall comply in all material respects with the Underwriting Guidelines and Credit Policies.

3. Purchase Confirmation of Transferred Loans. Subject to the terms, provisions and conditions of this Purchase Commitment and the Purchase Agreement and with respect to each Transfer Date, Seller shall prepare and deliver to Purchaser the related Assignment and Conveyance Agreement that identifies each Transferred Loan for the Commitment Period being purchased and sold pursuant hereto on such Transfer Date.

Within one (1) Business Day of receipt from Seller, Purchaser shall agree to, acknowledge and return to Seller the Assignment and Conveyance Agreement for the purchase of such Transferred Loans.

4. Net Purchase Price. On the related Transfer Date, Purchaser shall pay to Seller the Net Purchase Price for each Transferred Loan identified in the related Assignment and Conveyance Agreement.

5. Incorporation by Reference; Ratification of Purchase Agreement. As supplemented by this Purchase Commitment, the Purchase Agreement is incorporated herein by this reference and is in all respects ratified and confirmed and the Purchase Agreement as so supplemented by this Purchase Commitment shall be read, taken and construed as one and the same instrument. Each of the Seller and Purchaser hereby affirm to the other, that all of its respective representations and warranties set forth in the Purchase Agreement and as applicable to this Purchase Commitment are true and correct as of the date hereof.

6. Counterparts. This Purchase Commitment may be executed in two or more counterparts (and by different parties in separate counterparts), each of which shall be an original but all of which together shall constitute the same instrument.

Governing Law. THIS PURCHASE COMMITMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS (WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS (OTHER THAN §5-1401 AND §5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW)).

IN WITNESS WHEREOF, the parties hereto have caused this Purchase Commitment to be duly executed by their respective officers as of the day and year first above written.

Zippy Loans, LLC, as Seller

By:	/s/ Ben Halliday
Name:	Ben Halliday
Title:	CEO

ACCEPTED AND AGREED TO BY:

ETHZilla Modular Mortgage LLC, as Purchaser

By:	/s/ John Saunders
Name:	John Saunders
Title:	CFO

SCHEDULE 1 PURCHASE COMMITMENT

ELIGIBILITY CRITERIA

for the Purchase Commitment

SCHEDULE 1 TO MASTER LOAN PURCHASE AGREEMENT

ELIGIBILITY CRITERIA

for the first Purchase Commitment issued under Agreement

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